UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2023

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2023, Reborn Coffee, Inc., a Delaware corporation (the “Company”) received a notification letter (the “Letter”) from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has scheduled the Company’s securities for delisting from The Nasdaq Capital Market. The Company’s securities will be suspended at the opening of business on November 6, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

This Letter was sent pursuant to an earlier notification letter warning the Company that it was out of compliance with Listing Rule 5550(a)(2), which requires that the listed security maintain a minimum bid price of $1.00 per share and that failure to meet this requirement for a period of 30 consecutive days will subject the Company to delisting. The Company was provided with 180 calendar days, or until October 25, 2023 to regain compliance pursuant to Rule 5810(c)(3)(A). The Company has not regained compliance within the applicable timeframe and is not eligible for a second 180-day period.

The Letter further states that the Company has failed to comply with Listing Rule 5550(b)(1) as its amount of stockholders’ equity has fallen below the $2,500,000 required minimum for continued listing. While the Company submitted a plan to regain compliance on October 20, 2023, there has not been an acceptance nor rejection of the plan. Nasdaq has instead stated that failure to meet Listing Rule 5550(b)(1) is an additional and separate basis for delisting.

Pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 series, the Company may appeal Nasdaq’s determination to a Hearings Panel (the “Panel”). A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. Upon paying the non-refundable $20,000 fee, the Company will have an opportunity to present a plan to regain compliance to the Panel. The Company intends to request a hearing but there can be no assurance that Nasdaq would grant the Company’s request for approval of its compliance plan, or otherwise reverse its determination that the Company’s securities ought to be delisted.

The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Nasdaq Listing Rule 5810(b). The Company has also previously disclosed prior Nasdaq notification letters on its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2023 and September 11, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2023

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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